CUSIP No. M7S64H106	13G	Page 12 of 12

Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1 under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, no par value per share, of monday.com Ltd. and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 14th day of February, 2022.

STRIPES III OFFSHORE AIV, LP By: Stripes GP III, LLC; its general partner By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Member
STRIPES IV OFFSHORE AIV, LP By: Stripes GP IV, LLC; its general partner By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Member
STRIPES GP III, LLC By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Member
STRIPES GP IV, LLC By: Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Member
STRIPES HOLDINGS, LLC

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Member

/s/ Kenneth A. Fox Kenneth A. Fox